CENTRAL HUDSON GAS & ELECTRIC CORPORATION

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES                     EXHIBIT 12
 AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

                                                                 2000                             Year Ended December 31,
                                                   ---------------------------------    --------------------------------------------

                                                   3 Months    6 Months    12 Months
                                                    Ended       Ended        Ended                                 (1)         (1)
                                                   June 30     June 30      June 30       1999        1998        1997        1996
                                                   --------    --------    ---------    --------    --------    --------    --------
    Earnings:
A.    Net Income                                     $9,560     $28,458      $51,798     $51,881     $52,544     $55,086     $56,082
B.    Federal Income Tax                              5,031      14,142       25,658      28,144      28,627      26,237      31,068
                                                    -------     -------     --------    --------    --------    --------    --------
C.    Earnings before Income Taxes                  $14,591     $42,600      $77,456     $80,025     $81,171     $81,323     $87,150
                                                    =======     =======     ========    ========    ========    ========    ========
D.    Fixed Charges
        Interest on Mortgage Bonds                    2,997       6,202       12,613      13,057      14,225      14,237      15,112
        Interest on Other Long-Term Debt              2,974       5,677       11,853      11,094       8,890       8,860       8,505
        Other Interest                                1,368       3,214        5,940       4,860       3,639       2,647       2,626
        Interest Portion of Rents                       234         479          969         993       1,004       1,020       1,094
        Amortization of Premium & Expense on Debt       287         567        1,097         993         924         906         940
                                                    -------     -------     --------    --------    --------    --------    --------
                                                      7,860      16,139       32,472      30,997      28,682      27,670      28,277
                                                    -------     -------     --------    --------    --------    --------    --------
E.    Total Earnings                                $22,451     $58,739     $109,928    $111,022    $109,853    $108,993    $115,427
                                                    =======     =======     ========    ========    ========    ========    ========
    Preferred Dividend Requirements:
F.    Allowance for Preferred Stock
        Dividends Under IRC Sec 247                    $807      $1,615       $3,230      $3,230      $3,230      $3,230      $3,230
G.    Less Allowable Dividend Deduction                (32)        (64)        (127)       (127)       (127)       (127)       (127)
                                                    -------     -------     --------    --------    --------    --------    --------
H.    Net Subject to Gross-up                           775       1,551        3,103       3,103       3,103       3,103       3,103
I.    Ratio of Earnings before Income
        Taxes to Net Income (C/A)                     1.526       1.497        1.495       1.542       1.545       1.476       1.554
                                                    -------     -------     --------    --------    --------    --------    --------
J.    Pref. Dividend (Pre-tax)  (HxI)                 1,183       2,322        4,639       4,785       4,794       4,580       4,822
K.    Plus Allowable Dividend Deduction                  32          64          127         127         127         127         127
                                                    -------     -------     --------    --------    --------    --------    --------
L.    Preferred Dividend Factor                       1,215       2,386        4,766       4,912       4,921       4,707       4,949
M.    Fixed Charges (D)                               7,860      16,139       32,472      30,997      28,682      27,670      28,277
                                                    -------     -------     --------    --------    --------    --------    --------
N.    Total Fixed Charges and Preferred Dividends    $9,075     $18,525      $37,238     $35,909     $33,603     $32,377     $33,226
                                                    =======     =======     ========    ========    ========    ========    ========

O.    Ratio of Earnings to Fixed Charges (E/D)         2.86        3.64         3.39        3.58        3.83        3.94        4.08
                                                    =======     =======     ========    ========    ========    ========    ========
P.    Ratio of Earnings to Fixed Charges and
      Preferred Dividends (E/N)                        2.47        3.17         2.95        3.09        3.27        3.37        3.47
                                                    =======     =======     ========    ========    ========    ========    ========

(1)  Restated to properly reflect the exclusion of AFUDC from fixed charges.